[GRAPHIC OMITTED]



================================================================================
                        SANOFI-AVENTIS GROUP SAVINGS PLAN
                                    AGREEMENT
================================================================================



The Sanofi-Aventis Group, represented by Mr. Frederic CLUZEL, acting in his capacity as Director of Labour-Relations, duly empowered and authorized,


                                                        PARTY OF THE FIRST PART,

AND:

Employee Labour Unions recognized as representatives on the national scale, or who are affiliated with said unions, or who have given proof of their ability to represent in the context of the application of the agreement, are as follows:


CFDT, represented by Gerard YCRE
duly empowered and authorized,


CFE-CGC, represented by Remi BARTHES
duly empowered and authorized,


CFTC, represented by Christian BILLEBAULT duly empowered and authorized,


CGT, represented by Thierry BODIN
duly empowered and authorized,


CGT-FO represented by Jean-Claude REVY
duly empowered and authorized,



                            PARTY OF THE SECOND PART,

PREAMBLE
--------

The Sanofi-Aventis Group and the Labour Unions, as defined on Page 1 of this agreement, are reminded that the Group Savings Plan is a federative instrument open to all personnel for the purpose of permitting employees of the Group companies, aided by the latter, to participate in the constitution of a collective portfolio of stocks and bonds and, in so doing, to benefit from the tax advantages connected with this type of group savings.

Consequently, the parties have met in order to sign a new agreement in relation to the Group Savings Plan (referred to as a "PEG" under French law). This agreement cancels and replaces the existing Savings Plan agreements:
Sanofi-Synthelabo of March 27, 2003, Aventis of April 23, 2001, including its amendments and Aventis Pasteur of February 21, 1996, including its amendments.

This agreement is entered into pursuant to Articles L. 443-1 to L. 443-9 and R. 443-2 to R. 444-1-6 of the French Labour Code and in accordance with the French law of May 15, 2001 relative to the new economic regulations and the inter-ministerial circular of April 6, 2005 relative to employee savings.


ARTICLE 1 - FIELD OF APPLICATION - SUBSEQUENT MEMBERSHIPS
---------------------------------------------------------

This agreement applies to all French companies in which Sanofi-Aventis directly or indirectly holds more than 50% of the capital as of the date of signature of the agreement, the list of which is attached as Appendix 1.

For the duration of this agreement, French companies in which Sanofi-Aventis directly or indirectly holds more than 50% may participate in this agreement provided that such companies file a membership request. Amendments to this agreement shall be made to include new members.


ARTICLE 2 - PARTICIPANTS
------------------------

All employees (including employees on pre-retirement paid sabbatical leave) of a member company to this agreement may participate provided that they have been in the Group for at least three months. To determine seniority, all work contracts executed and assignments carried out in the context of temporary work are taken into account (provided that the temporary employee is hired by the Group), whether on a consecutive basis or not, during the relevant financial period and the twelve months preceding it.


ARTICLE 3 - PROVISIONING THE GROUP SAVINGS PLAN
-----------------------------------------------

The PEG may be provisioned by:

a) Payments of the amounts allocated to employees with respect to their holding either directly by the company at the time of allocation of the reserves, or by employees at the end of the lock-up period.

b) Payments made by the company of all or part of the participants' incentive profit-related bonuses at the participants' request.

c)   Voluntary payments made by participants.

d) Group payments for the benefit of the employer matching contribution of additional amounts as defined in Article 4 of the present agreement.

e) Payments resulting from transactions connected to the capital increase transactions reserved for employees, retirees and pre-retirees of French and foreign companies held directly or indirectly at more than 50% by Sanofi-Aventis.

f) Transfers of all sums held in a company savings plan or participation agreement of a former employer.

g) Entitlements coming from a term savings account ("Compte epargne temps") when that option is available in the employee's original company.

h) Payments in the form of shares from the exercise of stock options that may be granted by the company to any employee pursuant to the current regulations.

Making one or more payments earns membership in the Group Savings Plan.

Membership in the Group Savings Plan entails, for the participant, the agreement not to make any payment in an amount of less than 15 euros through Fonds Commun de Placement d'Entreprise (or "FCPE").

No time frame or frequency is imposed on voluntary payments. These payments shall be made, either by salary deduction, the employee therefore indicating the amount and the schedule of the deduction, or by cheque made out directly to the management company or by any other method of payment accepted by the management company. Payments made directly to the management company will not give rise to the additional Group employer matching contribution provided for in Article 4 of the present agreement.

Pursuant to the provisions of Article L. 443-2 of the Labour Code, all of the employee's annual voluntary payments into the PEG and the Collective Retirement Savings Plan (or PERCO under French law) may not exceed a quarter of his annual gross salary. The amounts collected from profit-related bonuses and allotted to the PEG or to the PERCO, as well as voluntary payments and payments resulting from capital increase transactions are considered as payments by the employee.

However, amounts received from profit sharing and the employer matching contributions, which are then allocated to the PEG or PERCO, do not enter into the calculation of this ceiling.


ARTICLE 4 - GROUP CONTRIBUTION
------------------------------

The Group contribution consists of:

1. paying the subscription fee for the sums paid, the commissions for administrative and financial management of the Fonds Commun de Placement or ("FCP) together with the expenses.

2. a Group contribution that is applied to the sums from profit sharing premiums, together with voluntary payments made by withholding from salaries within the limits set by the regulations.

A separate agreement establishes the methods and amounts of the matching contribution.


ARTICLE 5 - METHODS OF INVESTMENT
---------------------------------

A) Any participant can request that the amounts corresponding to his payments be invested in:

- shares of the FCPE called "Sanofi-Aventis Actions", made up exclusively of Sanofi-Aventis shares.

- shares of the FCPE called "Sanofi-Aventis Actions Internationales", entirely composed of diversified international shares.

-    shares of the FCPE called "Sanofi-Aventis Mixte Actions-Taux", composed of:
     50 % in interest-yielding investments (bonds and money markets), 40 % in shares and, 10 % in ethical or joint stocks.

- shares of the FCPE called "Sanofi-Aventis Taux Zone Euro", made up entirely of interest-yielding investments.

-    shares of a 100% money market fund, the FCPE called "Sanofi-Aventis
     Monetaire".

-    a specific securities account set up for the shares as mentioned in h) of
     Article 3 and held directly by the participants. This specific securities account is managed by the Sanofi-Aventis stock management company.

Appendix 2 describes the harmonisation process between (i) the FCPE of the Sanofi-Synthelabo PEG, Aventis and Aventis Pasteur and (ii) the above-mentioned FCPE.

Owners of shares of an FCPE may request that all or part of their available shares be allotted to another Fund; they may also request this arbitrage during the lock-up period. These arbitrages shall be made up of liquidities and shall not modify the availability dates.

Exceptionally, during the lock-up period, sums invested in the FCPE "Actions Sanofi-Aventis" resulting from either the employer matching contribution or the possible capital increases reserved for employees shall not give rise to an arbitrage.

Owners of shares shall have the possibility of carrying out six arbitrage orders per year at their convenience and at any time of year (multiple arbitrage orders may be requested).

The arbitrage expenses are charged to the company except for buyback commissions for the "Actions Sanofi-Aventis" Fund, which are charged to the owners of the shares.

B) A FCPE "Relais Actions Sanofi-Aventis" has been opened to allow participants, within the context of the PEG, to acquire securities of the Group during transactions connected with capital increases reserved for employees under preferential conditions. A specific procedure shall define the terms and conditions.

C) Two FCPEs called "Sanofi-Aventis Shares" and "Relais Sanofi-Aventis Shares", invested in Sanofi-Aventis shares, are open to international employees to allow them to subscribe to the possible capital increases as described in B). A specific procedure shall define the terms and conditions.

D) Moreover, the FCPEs "Performance Aventis 2002", "Performance Aventis 2003", "Aventis Performance 2002", "Aventis Performance 2003", "Aventis Italia 2002" and "Aventis Italia 2003" are a part of the PEG and were used in the leverage transactions proposed in 2002 and 2003.


ARTICLE 6 - ASSETS HELD IN THE "TOTAL FINA ELF - ACTIONNARIAT FRANCE" FUND OR IN
--------------------------------------------------------------------------------
THE RHODIA SAVINGS PLAN
-----------------------

     A) Employees of Sanofi-Aventis, who as former employees held assets in the FCPE "Total Fina Elf Actionnariat France", may transfer all or part of their available shares into the Sanofi-Aventis PEG at any time.

     B) Sanofi-Aventis employees, who as former employees held assets in one or more Funds of the Rhodia PEG, may transfer all or part of their available shares into the Sanofi-Aventis Group Savings at any time.


ARTICLE 7 - CONSTITUTION AND MANAGEMENT OF THE FCPE
---------------------------------------------------

Natexis Interepargne shall centralize and manage the individual accounts of the participants.

As defined in Article 15, the Supervisory Board shall review and may amend the management of the funds within 24 months of the signature of the agreement.

The French Financial Market Authority (the "AMF" in French) has approved Natexis Asset Management as the management company of the FCPEs.

Natexis Asset Management delegates the financial management of the FCPEs to financial managers, as described in Appendix 3.

The management and composition of the assets of each of the Funds are specified in their regulations.


ARTICLE 8 - ACCOUNTING OPERATIONS FOR PAYMENTS
----------------------------------------------

All payments to the PEG are entered as a credit into the participants' individual accounts, opened in their name with Natexis Banques Populaires, the depository institution in charge of the accounting of the transactions made in connection with the PEG.


ARTICLE 9 - DEADLINE FOR USING THE FUNDS
----------------------------------------

The above-mentioned depository institution agrees to use the sums paid to the credit of the accounts mentioned in the preceding Article within a maximum time period of 7 working days as from their payment to the administrative manager.


ARTICLE 10 - LOCK-UP PERIOD
---------------------------

The amounts corresponding to shares and fractions of shares of FCPEs purchased for the members' accounts, pursuant to the preceding Articles, shall become available after the first day of the fourth month of the fifth year following the year the shares are acquired.

Shares from investments made in the FCPEs of the Plan d'Epargne Long Terme (or "PELT") of Aventis shall also become available after the first day of the fourth month of the fifth year following the year of initial payment.

The shares mentioned in h) of Article 3 shall not be available until the expiration of a minimum period of 5 years from their payment into the PEG and they cannot benefit from an early exit as provided for by Article 11 of the Agreement except due to the death of the beneficiary.


ARTICLE 11 - EARLY EXIT
-----------------------

Pursuant to Article R 442-17 of the Labour Code, cases of early exit are as follows:

a) marriage of the relevant party or the signing of a joint civil union by the relevant party,

b) the birth or arrival of a child intended to be adopted when the home already has at least two children in its care,

c) the divorce, separation or dissolution of a joint civil union when accompanied by a judgment allowing for the customary single or part-time residence for at least one child at the home of the relevant party.

d) the disability of the employee, his children, his spouse or the person who is united with him in a civil union. This disability is assessed according to the second and third paragraphs of Article L. 341-4 of the Social Security Code or must be acknowledged by decision of the technical orientation and professional reclassification commission provided for in Article L. 323-11 of the Labour Code or the departmental commission on special education if the level of disability reaches at least 80% and the relevant party does not carry out any professional activity.

e) the death of the employee, his spouse or the person united with the beneficiary by a joint civil union,

f)   the end of the work contract,

g) the allocation of amounts saved by the employee, his children, his spouse or the person united with the beneficiary by a joint civil union with the objective of creating or taking over the management of an industrial commercial, trade or agricultural business, individually or as a company, so long as the control of such company meets the requirements of Article R. 351-43 of the Labour Code, with the intent of carrying out another non-salaried profession or in the acquisition of an interest in a cooperative production company,

h) allocation of the saved amounts to purchase or make improvements to the principal residence, thereby expanding the living area as defined in Article R. 111-2 of the French Construction and Habitation Code, subject to the existence of a construction permit or a prior work declaration, or to repair damages to the principal residence caused by a natural disaster acknowledged by ministerial decree,

i) over-indebtedness of the employee as defined by Article L. 331-2 of the Consumer Code, upon a request sent to the fund management company or the employer, either by the Chairman of the commission on consumer debt, or by the judge when the release of assets is deemed necessary for the discharge of the relevant party's liabilities.

The same shall apply to any other case defined by the regulations, the methods of application of which shall be the subject of a discussion within the Oversight Committee, as defined in Article 18.


ARTICLE 12 - INCOME
-------------------

All earnings generated by the portfolios, established in application of this PEG, must be reinvested.

All the actions and formalities necessary for this reinvestment shall be carried out by the depository institutions, responsible for requesting the tax administration for the payment of the sums corresponding to possible tax credits attached to the reinvested income. The amounts from this restitution shall also be reinvested.

Dividends from Sanofi-Aventis shares issued from the exercise of options, for which financing was assured by salary savings, shall be paid directly to the holder of the specific stock account as described in Article 5.


ARTICLE 13 - WITHDRAWAL OF A COMPANY
------------------------------------

If a company no longer meets the conditions for inclusion within the Group, as defined in Article 1, the company's participation in this agreement shall lawfully terminate on the date of partial or total withdrawal, except in particular circumstances that will lead to the signing of an additional amendment.

For the employees of a company that withdraws from this agreement, the expenses mentioned in Article 4-1, together with the expenses of arbitrage in the conditions specified in Article 5 A), shall be borne by the company.


ARTICLE 14 - EMPLOYEES LEAVING THE GROUP
----------------------------------------

The Sanofi-Aventis Group authorizes employees who have left the Group to leave their assets in the PEG.

Former employees who left the Group to retire or for pre-retirement (who are beneficiaries of Early Cessation of Activity) may continue to make payments into the PEG provided that they (i) joined the PEG Plan before their departure, (ii) made at least one payment and (iii) have kept at least one share. However, these payments will not give rise to an employer match contribution. The payments are unavailable for a five-year period as they occurred subsequent to the cessation of activity.

The expenses mentioned in Article 4-1, together with the expenses for arbitrage under the conditions specified in Article 5 A), shall be charged to the employees who left the Group, with the exception of employees who left for retirement or pre-retirement (including beneficiaries of early cessation of activity and of the CAVDI).


ARTICLE 15 FUND REGULATIONS - SUPERVISORY BOARD
-----------------------------------------------

The rights and obligations of the participants, the management company and the depository company are defined by the regulations of each of the following
Funds:

- "Actions Sanofi-Aventis",

- "Sanofi-Aventis Actions Internationales",

- "Sanofi-Aventis Mixte Actions -Taux",

- "Sanofi-Aventis Taux Zone Euro",

- "Sanofi-Aventis Monetaire",

This regulation provides particularly for the creation of a Supervisory Board common to all of the Funds defined in Article 5 A), with equal representation of all the companies of the Group:

- two permanent members and two alternate members representing the employees who are owners of shares for each of the Labour Unions as defined on page 1 of this agreement,

- and five permanent members and five alternate members representing and appointed the Group Management.

The members of the Supervisory Board must be the owners of at least one share of each of the FCPEs.

The representatives of the employee shareholders shall elect the Chairman of the Supervisory Board. The representatives of Group Management shall elect the Secretary of the Supervisory Board. The term of office of the Chairman and the Secretary is two years.

The alternate members shall be present at preparatory meetings. They shall be present at plenary sessions to represent permanent members unable to attend. They shall, in any case, receive the same information as the permanent members.

In addition, training activities organized for permanent members, in the context of their role on the Supervisory Board, shall also be open to alternate members.

Time spent in plenary and preparatory sessions of the Supervisory Board, as well as travel time, is lawfully considered work time and paid as such.

Regulations of the FCPEs "Sanofi-Aventis Actions" provides that each owner of shares is appointed as an agent by the Supervisory Board for the exercise of voting rights attached to the shares and for the fraction of the portfolio of Funds corresponding to the entire number of shares he holds. The Supervisory Board shall request that the Chairman or one of its members to exercise the right to vote corresponding to the fractional shares.

Each employee may designate a member of the Supervisory Board to represent him at the general shareholders' meeting.

The Supervisory Board can change the management company; this decision must be approved by the majority of two thirds of the members present or represented.

The Supervisory Board can be assisted by an expert within the context of its mission and his expenses shall be paid by the FCPEs involved in such mission.

The Supervisory Board cannot make a decision to incur any expense whatsoever on the company's behalf without a majority of three quarters of the members present or represented.


ARTICLE 16 - DURATION OF THE PLAN, NOTICE OF TERMINATION, MODIFICATION
----------------------------------------------------------------------

This agreement, concluded for an indefinite period, takes effect as of November 15, 2005.

Notice of its termination may be made by each of the parties (i.e., the signatories of the Labour Union and/or the Senior Management of the Group) with three months' prior notice. The termination takes effect on December 31 of the current year; however, the final termination of the PEG for all of its participants can only occur at the expiration of the lock-up period, as provided by Article 10, on the date of the notice of termination.

Notwithstanding applicable legal regulations, this agreement may be amended at the written request of one of the parties addressed to the other party according to the same procedures as those for conclusion of the agreement.

ARTICLE 17 - EMPLOYEE INFORMATION
---------------------------------

The personnel is informed of this agreement in each department of the relevant companies by any of the customary communication means used by the Group.

Upon each purchase made for its account following the payment of profit sharing or participation, the participants will receive an individual statement specifying in particular the date of purchase, the number of shares or thousandths of a share purchased, the unit price of the share and the total purchase price of the acquisition. A statement shall also be sent for any repurchase of shares.

In addition, the participants shall receive each year:

- a statement of shares purchased for their account since their enrolment in the PEG,
- a summary from the management company regarding transactions made and results achieved by the FCPEs during the previous year.

In addition, a summary statement of voluntary payments shall be sent to participants three times a year, indicating the same information as that of the individual statement.


ARTICLE 18 - MONITORING COMMITTEE
---------------------------------

A "Committee for Monitoring Profit sharing, Participation and Company Contributions of the Group Savings Plan and the Collective Retirement Group Savings Plan" has been established and is composed of:

- 2 permanent representatives and 2 alternate representatives appointed by each one of the Labour Unions as defined on page 1 of this agreement,
-    and 5 representatives appointed by the Sanofi-Aventis Group.

Only the permanent representatives participate in plenary meetings.

This Committee shall within six months of the end of the fiscal period to monitor the application of this agreement.

At least eight days before the date of the meeting, the members of the Committee shall receive the necessary documents.


ARTICLE 19 - SETTLEMENT OF DISPUTES
-----------------------------------

Any participant with dispute regarding the functioning of the Group Savings Plan shall address it to the Chairman or the Secretary of the Supervisory Board in writing. If this claim cannot be settled amicably, it shall be submitted to the competent courts.


ARTICLE 20 - VALIDITY AND SUBMISSION
------------------------------------

It is expressly understood that the validity of the agreement is subordinate to the maintenance of tax exemptions and benefits (excluding CSG/CRDS and company withholding) provided for by the law.

Any prejudicial reduction either to the company or to the participants of the tax exemptions and benefits would automatically and lawfully render this agreement null and void on the date the new regulation becomes effective.

In this case, the Group's Labour Relations Department and the Labour Unions shall meet without delay to negotiate a new agreement.

Pursuant to the provisions of Articles L.132-2-2, Point IV, L.132-10 and R.132-1 of the Labour Code, all of the Labour Unions defined on page 1 of this agreement shall be notified of the present agreement.

The said agreement, concluded in the context of Article L. 132-19-1 of Labour Code, shall be submitted to the Departmental Administration of Labour, Employment and Professional Training of Paris following the eight-day opposition period made available to the Labour Unions pursuant to Article L. 132-2-2 of the Labour Code.

The same provisions shall apply in case of modification of this agreement.

                                           Executed in Paris on October 13, 2005





For the Administration:



Frederic CLUZEL




For the Labour Unions:





CFDT represented by Gerard YCRE





CFE-CGC represented by Remi BARTHES

CFTC represented by Christian BILLEBAULT





CGT represented by  Thierry BODIN





CGT-FO represented by Jean-Claude REVY

                                                                      APPENDIX 1

RELEVANT COMPANIES :

--------------------------------------------------------------------------------

SANOFI-AVENTIS                             AVENTIS GROUPE
--------------------------------------------------------------------------------

SANOFI-SYNTHELABO GROUPE                   AVENTIS PHARMA S.A.
--------------------------------------------------------------------------------

SANOFI-AVENTIS FRANCE                      ARCHEMIS
--------------------------------------------------------------------------------

SANOFI CHIMIE                              LABORATOIRE AVENTIS
--------------------------------------------------------------------------------

SANOFI-AVENTIS OTC                         THERAPLIX
--------------------------------------------------------------------------------

SANOFI SYNTHELABO RECHERCHE                AVENTIS PHARMA DISTRISERVICES
--------------------------------------------------------------------------------

SANOFI WINTHROP INDUSTRIE                  AVENTIS INTERCONTINENTAL
--------------------------------------------------------------------------------

WINTHROP MEDICAMENTS                       AVENTIS PHARMA NOUVELLE CALEDONIE
--------------------------------------------------------------------------------

SANOFI SYNTHELABO CARAIBES                 AVENTIS PROPHARM
--------------------------------------------------------------------------------

SANOFI SYNTHELABO NOUVELLE-CALEDONIE       VALORI 5
--------------------------------------------------------------------------------

SANOFI SYNTHELABO POLYNESIE                BOTTU
--------------------------------------------------------------------------------

SANOFI SYNTHELABO OCEAN INDIEN             RP BIOCHIMIE
--------------------------------------------------------------------------------

SANOFI PASTEUR                             AVENTIS PHARMA LE TRAIT
--------------------------------------------------------------------------------

                                           CENTELION
--------------------------------------------------------------------------------

                                           SOCIETE CHIMIQUE DE SPECIALITES
--------------------------------------------------------------------------------

                                                                      APPENDIX 2

Harmonization process between (i) the FCPEs of the Groupe Sanofi-Synthelabo Savings Plan, Groupe Aventis PEG and Entreprise Aventis Pasteur PEG and (ii) the FCPEs of the Groupe Sanofi-Aventis PEG

This PEG is proposed in the context of the merger of the Sanofi-Synthelabo and Aventis Groups, now known as the Groupe Sanofi-Aventis, with a view to harmonizing and simplifying the mechanisms for employees savings plan within the Group.

This PEG offers a new choice of investment to employees and owners of shares, while maintaining a large variety of investment vehicles composed of employee shareholder funds and diversified funds.


The investment types provided for in this PEG are as follows:

(1) The amounts paid into the Group Savings Plan are used for shares and fractions of shares of the following FCPES, governed by the provisions of Article L. 214-40 of the French Monetary and Financial Code:

     o The FCPE "Actions Sanofi-Aventis": this Fund, managed by Natexis Asset Management and deposited with Natexis Banques Populaires, in the context of a merger transaction to be approved by the French Financial Markets (the "AMF"), will receive the assets originating from:

          o the FCPE "Actions Sanofi-Aventis N(degree)1" and "PELT Actions Sanofi-Aventis";

          o the portion of the FCPE "Sanofi-Aventis 2000" corresponding to the part of its assets invested in Sanofi-Aventis shares, at the end of a demerger to be approved by the AMF.

(2) In parallel with the employee shareholder investment and pursuant to the provisions of Article L. 443-4 of the Labour Code, the employees and bearers of shares also have the possibility of allocating their savings to the "diversified" FCPEs, as governed by the provisions of Article L. 214-39 of the Monetary and Financial Code, as follows:

     o the FCPE "Sanofi-Aventis Actions Internationales" : this Fund (formerly "Aventis Actions Europe"), managed by Natexis Asset Management and deposited with Natexis Banques Populaires, will receive the assets from the FCPE "Aventis Actions Monde" and "Sanofi-Aventis Actions Dynamique N(degree)2", in the context of a merger to be approved by the AMF.

     o the FCPE "Sanofi-Aventis Mixte Actions-Taux": this Fund (formerly "Aventis Equilibre Obligations"), managed by Natexis Asset Management and deposited with Natexis Banques Populaires, will receive within the context of a merger to be approved by the AMF, the assets originating from:

          o the FCPE "Aventis Pasteur N(degree)1 Diversifie", "Aventis Equilibre Actions" "Aventis Pasteur N(degree)3 Diversifie" and "Sanofi-Aventis Valeurs Diversifiees Mixte N(degree)3";

          o the portion of the FCPE "Sanofi-Aventis 2000" corresponding to the part of its assets invested in Rhodia shares and in ethical and joint stocks at the end of a demerger to be approved by the AMF.


     o the FCPE "Sanofi-Aventis Taux Zone Euro" (formerly "Sanofi-Aventis Diversifie a Dominante Obligations N(degree)4"), formerly managed by Societe Generale Asset Management and deposited with the Societe Generale will now be (after the date of approval of the recovery of the FCPE) managed by Natexis Asset Management and deposited with Natexis Banques Populaires.

          This FCPE will receive the assets originating from the FCPE "Aventis Pasteur N(degree) 4 de Taux" at the end of a merger to be approved by the AMF.


     o the FCPE "Sanofi-Aventis Monetaire" (formerly "Aventis Securite") will be managed by Natexis Asset Management and deposited with Natexis Banques Populaires. The assets of this Fund will receive, in the context of a merger to be approved by the AMF, the assets originating from:

          o the FCPE "Aventis Pasteur N(degree)2 Monetaire" and "Sanofi-Aventis Monetaire N(degree)5";

          o the portion of the FCPE "Sanofi-Aventis 2000" corresponding to the part of its assets invested in monetary assets and debentures, at the end of a demerger to be approved by the AMF.

          The aforementioned notices of information concerning the FCPE open to employees and owners of shares shall be attached as an Appendix and contain all the elements necessary for an informed choice of investment from among the investment types offered.

          This Appendix shall be updated as new investment vehicles are offered to the members of the PEG.

                                                                      APPENDIX 3

Financial managers retained for the management of the Fonds Communs de placement
                                   Entreprise

--------------------------------------------------------------------------------------------------------------------
                                                                                             Assets managed in
             FCPE                        FCPE Pocket              Manager retained             % of the FCPE
--------------------------------------------------------------------------------------------------------------------

Sanofi-Aventis shares                       -               N.___ A.___ Management                  100 %
--------------------------------------------------------------------------------------------------------------------
Sanofi-Aventis International
Shares                          World index shares          Manager A                               40 %
                                Europe index shares

                                World Asset shares          Manager B                               36 %

                                Europe Asset shares         Manager C                               24 %

                                                                                          --------------------------

                                                                                                    100 %

--------------------------------------------------------------------------------------------------------------------

Sanofi-Aventis                     Taux Zone Euro index     Manager A
Mixte Actions-Taux                  World index shares                                              36 %
                                    Europe index shares

                                Taux Zone Euro assets       Manager D
                                                                                                    30 %

                                World Asset shares          Manager B                              14,4 %


                                Europe asset shares         Manager C                               9,6 %


                                Ethical and Joint Values    N.___ A.___ Management (1)               10 %

                                                                                          --------------------------

                                                                                                    100 %

--------------------------------------------------------------------------------------------------------------------

Sanofi-Aventis                  Taux Zone Euro index        Manager A                               40 %
Taux Zone Euro

                                Taux Zone Euro assets       Manager D                               60 %


                                                                                          --------------------------

                                                                                                    100 %

--------------------------------------------------------------------------------------------------------------------

Sanofi-Aventis Monetaire        Monetaire Zone Euro         Manager E                               50 %

                                                            Manager F                               50 %

                                                                                          --------------------------

                                                                                                    100 %

--------------------------------------------------------------------------------------------------------------------

---------------------
(1) Temporary manager